UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2019

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	SHELL and SHELL Pecten are registered trademarks of Shell Trademark Management, B.V. used under license.

Item 1.01	Entry into a Material Definitive Agreement.

Ten Year Fixed Facility

On June 4, 2019, Shell Midstream Partners, L.P. (the “Partnership”) and Shell Treasury Center (West) Inc. (“STCW”), an affiliate of the Partnership, entered into a ten-year fixed rate credit facility with a borrowing capacity of $600 million (the “Ten Year Fixed Facility”). The Ten Year Fixed Facility bears an interest rate of 4.18% per annum and matures on June 4, 2029. The Ten Year Fixed Facility contains customary representations, warranties, covenants and events of default, the occurrence of which would permit the lender to accelerate the maturity date of amounts borrowed under the Ten Year Fixed Facility. The Ten Year Fixed Facility was fully drawn on June 6, 2019 and the borrowings were used to partially fund the Partnership’s acquisition of an additional 25.97% interest in Explorer Pipeline Company and an additional 10.125% interest in Colonial Pipeline Company (the “Acquisition”).

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Ten Year Fixed Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 6, 2019, the Partnership and Shell Midstream Operating LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), completed the previously announced Acquisition. The Acquisition closed pursuant to a Contribution Agreement, dated as of May 10, 2019, by and among Shell Pipeline Company LP (“SPLC”), a wholly owned subsidiary of Royal Dutch Shell plc, the Partnership and the Operating Company. The total consideration for the Acquisition was $800 million, which consisted of $600 million in cash consideration from borrowings under the Partnership’s Ten Year Fixed Facility (as defined above) and equity consideration valued at $200 million from the issuance of 9,477,756 common units in a private placement to Shell Midstream LP Holdings LLC, a wholly owned subsidiary of SPLC, and the issuance of 193,424 general partner units to Shell Midstream Partners GP LLC, the general partner of the Partnership (the “General Partner”), in order for the General Partner to maintain its 2% general partner interest in the Partnership.

Upon the closing of the Acquisition, the Partnership has 233,289,537 common units outstanding, of which SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owns 109,457,304 common units in the Partnership, representing an aggregate 46.0% limited partner interest. SPLC also owns a 100% interest in the General Partner, which in turn owns 4,761,012 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel to assist in its evaluation and negotiation of the Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Ten Year Fixed Facility is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 2.01 above pertaining to the Partnership’s issuance of common units and general partner units to the General Partner and Shell Midstream LP Holdings LLC in the Acquisition is incorporated into this Item 3.02 by reference, insofar as such information relates to the sale of unregistered equity securities. The sale and issuance of the common units and general partner units in the Acquisition are exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description

10.1	Shell Midstream Partners, L.P. Fixed Credit Facility, dated as of June 4, 2019, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Center (West) Inc., as the Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: June 6, 2019